UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2006

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 N. Federal Highway, Suite 111-A, Boca Raton, FL  33432

(Address of principal executive offices) (Zip Code)

(561) 826-0464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 5.02

Departure of Directors or Principal Officers.

Unless otherwise indicated, we refer to Sun American Bancorp, as we, us, our or the company, and we refer to our subsidiary, Sun American Bank (formerly known as PanAmerican Bank), as the bank in Items 1.01 and 5.02 of this Current Report on Form 8-K.

Resignation of President of the Bank.

On August 18, 2006, Hugo Castro announced his resignation as President of our subsidiary, the bank, effective September 5, 2006. Mr. Castro will continue to provide services to the bank under his employment agreement, to be amended. The amended terms of Mr. Castro’s agreement will provide that he will assume new responsibilities as a lending officer under a new title to be mutually determined by the parties. The financial terms of Mr. Castro’s employment with the bank will continue, for the remainder of the initial term of the agreement ending December 31, 2006. The financial terms of the agreement are subject to renegotiation at the end of the agreement’s initial term. The amended terms of the agreement are non-binding until a written amendment is executed by the parties.

Effective September 5, 2006, Michael E. Golden, our Chief Executive Officer and President, will serve as interim President of the bank until a permanent replacement for the position is found. We expect our search for a permanent replacement to be completed by the end of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2006

SUN AMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

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